EXHIBIT 99.3

VEECO INSTRUMENTS INC.

Terminal Drive

Plainview, New York  11803

NOTICE OF REDEMPTION

OF

4.125% CONVERTIBLE SUBORDINATED NOTES

DUE APRIL 15, 2012

CUSIP Number 922417AC4*

NOTICE IS HEREBY GIVEN that, pursuant to Section 6.01 of the First Supplemental Indenture dated as of April 20, 2007, as amended (the “Indenture”), by and between Veeco Instruments Inc. (the “Company”), as Issuer, and U.S. Bank Trust National Association, as Trustee and Paying Agent, all of the Company’s outstanding 4.125% Convertible Subordinated Notes due April 15, 2012 (the “Notes”) as of the date of this Notice of Redemption have been selected by the Company for optional redemption on May 26, 2011 (the “Redemption Date”), at a price of 100% of the principal amount of the outstanding Notes (the “Redemption Price”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date.  Interest on the Notes redeemed will cease to accrue on and after the Redemption Date.  The CUSIP Number for the Notes being redeemed is 922417AC4.  Approximately $91,604,000 aggregate principal amount of the Notes remain outstanding as of the date of this Notice of Redemption.  Capitalized terms used but not defined in this Notice of Redemption have the meanings specified in the Indenture.

Redemption

On the Redemption Date, each outstanding Note shall become due and payable as provided in the Indenture at the Redemption Price, plus interest accrued to, but excluding, the Redemption Date.  Interest on the Notes being redeemed shall cease to accrue on and after such date (unless the Company defaults in making the payment due upon redemption).  In order to collect the Redemption Price, holders of the Notes are directed to surrender the same for payment to U.S. Bank Trust National Association, as Paying Agent.  Payment of the Redemption Price, plus the accrued and unpaid interest on the Notes to, but not including, the Redemption Date, will be paid upon presentation and surrender thereof at the following address:

U.S. Bank Trust National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY  10005

or upon presentation and surrender thereof in the following manner:

If by Mail:	If by Hand or Overnight Mail:
U.S. Bank Trust National Association Corporate Trust Services P.O. Box 64111 St. Paul, MN 55164-0111	U.S. Bank Trust National Association Corporate Trust Services 60 Livingston Avenue 1st Fl - Bond Drop Window St. Paul, MN 55107

Notes held in book-entry form will be redeemed in accordance with the procedures of The Depository Trust Company.  If the Notes are mailed, the use of registered certified mail, properly insured is recommended.  To facilitate prompt payment, Notes should be surrendered as soon as possible to the Trustee.

Conversion Right of Holders

Subject to and in accordance with the terms and conditions set forth in the Indenture, holders of Notes being called for redemption pursuant to this Notice of Redemption have the right to convert their Notes at any time prior to the close of business on the second Scheduled Trading Day prior to the Redemption Date.  The Observation Period for the conversion of the Notes being called for redemption is the twenty five (25) consecutive VWAP Trading Days beginning on and including the twenty-eighth (28th) Scheduled Trading Day prior to the Redemption Date (in other words, from April 15, 2011 through and including May 20, 2011).  The right to convert the Notes being called for redemption shall therefore expire at 5:00 p.m., New York City time, on May 24, 2011.  Holders of Notes must comply with the procedures set forth in Section 12.01(c) of the Indenture in order to effect the conversion of the Notes.

The Conversion Rate which is in effect as of the date of this Notice of Redemption for the Notes is 36.7277 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $27.23 per share), subject to adjustment under certain circumstances.  Holders of Notes should review current pricing information for the Company’s common stock before making any decision regarding the conversion of their Notes before the Redemption Date.

U.S. Bank Trust National Association, as Conversion Agent, can be contacted at:

U.S. Bank Trust National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY  10005

(212) 361-6173

(212) 361-6153 (fax)

Attn:  Jean Clarke

Additional Information

The Trustee has notified the Company that the Trustee may be obligated to withhold a percentage of the redemption proceeds from any holder of Notes who has failed to furnish the Trustee with a valid taxpayer identification number or a certification that such holder is not subject to backup withholding.  Holders of Notes who wish to avoid such withholding should submit a completed IRS Form W-9 when presenting Notes.

If you have any questions concerning the foregoing, please contact Gregory A. Robbins, Senior Vice President, General Counsel and Secretary, at (516) 677-0200 ext. 1034 or via mail c/o Veeco Instruments Inc., Terminal Drive, Plainview, New York 11803.

*CUSIP numbers have been assigned by CUSIP Service Bureau and are included solely for the convenience of the holders of the Notes.  Neither the Company nor U.S. Bank Trust National Association shall be responsible for the selection or use of the CUSIP numbers, nor is any representation made as to their correctness as indicated in this Notice of Redemption.

Date of Notice of Redemption: April 25, 2011.